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                                                                Exhibit 23.1

                            [KPMG LOGO]

                        ACCOUNTANTS' CONSENT


The Board of Directors
Given Imaging Ltd.


We consent to the use of our report dated February 22, 2001, except for Note 19 which is as of August 22, 2001, in the Registration Statement on Form F-1 for Given Imaging Ltd. and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Registration Statement.


Somekh Chaikin
Certified Public Accountants (Isr.)
A member of KPMG International


Tel Aviv, Israel
August 22, 2001